Exhibit 23.5

August 10, 2007

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2450

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc and to the incorporation by reference of our reserve report of the “Goldking Operating Company interests as of December 31, 2006 in the Total Proved Reserves for Bayou, Live Oak & Hilcorp Properties et al. Louisiana & Texas” in the Registration Statement on Form S-4 of Dune Energy, Inc.

Very truly yours,

W. Todd Brooker, P.E.
Cawley, Gillespie & Associates, Inc.